Exhibit 5

                  REGISTRATION RIGHTS AGREEMENT, dated as of August 10, 2004 (this "Agreement"), by and between Kerzner International Limited, a company incorporated under the laws of The Bahamas (the "Company"), and Istithmar PJSC, a company organized under the laws of Dubai ("Istithmar").


                                 R E C I T A L S

                  A. On the date hereof, Istithmar has purchased ordinary shares (the "Company Shares") of the Company, par value $0.001 per share, pursuant to the Stock Purchase Agreement dated as of July 15, 2004 between the Company and Istithmar (the "Company Purchase Agreement").

                  B. On the date hereof, Istithmar has purchased ordinary shares (the "Other Shares") of the Company, par value $0.001 per share, pursuant to stock purchase agreements dated as of July 15, 2004 among Istithmar and certain shareholders (the "Other Purchase Agreements" and, together with the Company Purchase Agreement, the "Purchase Agreements").

                  C. In connection with the purchase and sales of the Company Shares and the Other Shares, the Company and Istithmar entered into a Corporate Governance Agreement dated as of the date of this Agreement (the "Governance Agreement"), and the Company, Istithmar and certain shareholders of the Company entered into a letter agreement dated as of the date of this Agreement (the "Letter Agreement") regarding voting for directors, certain matters relating to registration rights and other matters.

                  D. The parties have agreed to enter into this Agreement in order to provide Istithmar with certain registration rights.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

                  SECTION 1.1 Certain Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this Agreement, "control," when used with respect to any specified Person, shall mean, (a) as determined with respect to each Person pursuant to the laws of the jurisdiction where such Person is organized, the actual or deemed direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, or (b) the power to direct the management and policies of such Person whether through ownership of voting securities, by contract or otherwise if there exists any agreement, arrangement or understanding, whether oral or written, between such specified Person and the Person who has such power (together with any Affiliates thereof, the "Power Person") with regard to the Power Person taking an action that the specified Person is prohibited from taking under this Agreement or the specified Person not taking an action it is required to take under this Agreement, or matters related to either of the foregoing; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing. For the avoidance of doubt, for purposes of this Agreement the Company shall be deemed not to be an Affiliate of Istithmar.

                  "Authorized Representative" shall have the meaning ascribed thereto in Section 2.1(d).

                  "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act as of the date of this Agreement; and the terms "Beneficially Owned" and "Beneficially Owns" shall have meanings correlative to the foregoing.

                  "Business Combination" means any one of the following transactions:

                  (i) any merger or consolidation of the Company or any of its Subsidiaries with any Person, or any tender or exchange offer by any such Person for any Equity Securities of the Company or any of its Subsidiaries; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition by the Company (in one transaction or a series of transactions) to any Person of assets constituting a Substantial Part of the Company; or

                  (iii) the issuance, exchange or transfer by the Company or any of its Subsidiaries (in one transaction or series of transactions) of any securities of the Company or any of its Subsidiaries to any member of the WLG Group, the Kersaf Group, the Caledonia Group, the CMS Group or the Istithmar Group that increases such member's Voting Interest, or to any other Person in excess of ten percent (10%) of the Shares issued and outstanding as of the date of such issuance; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Company; or

                  (v) any transaction having, with respect to the Company, the effect of a "Rule 13e-3 transaction" (as defined in Rule 13e-3(a)(3) of the Securities Exchange Act); or

                  (vi) any agreement, contract or other arrangement with any Person providing for any one or more of the actions specified in clauses (i) to
(v) above.

                  "Caledonia" means Caledonia Investments PLC, a company incorporated under the laws of England.

                  "Caledonia Group" means, as of any date, Caledonia and all of its Affiliates as of such time.

                   "CMS" means Cement Merchants SA, a company incorporated under the laws of Panama.

                  "CMS Group" means, as of any date, CMS and all of its Affiliates as of such time.

                   "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Securities Exchange Act.

                  "Company Event" shall have the meaning ascribed thereto in
Section 2.2.1(b).

                  "Convertible Securities" means securities of the Company convertible into or exchangeable for Shares.

                  "Demand Piggyback Shares" shall have the meaning ascribed thereto in Section 2.3.1(a)(i).

                  "Demand Registration" shall have the meaning ascribed thereto in Section 2.2.1(a).

                  "Election Period" shall have the meaning ascribed thereto in
Section 2.3.1(a)(i).

                  "Equity Security" means (i) Shares, (ii) Convertible Securities and (iii) any options, warrants or other rights issued by the Company to acquire Shares or Convertible Securities.

                  "Holder" shall have the meaning ascribed thereto in Section 2.1(c).

                  "Incidental Registration" shall have the meaning ascribed thereto in Section 2.3.1(b).

                  "Incidental Registration Piggyback Shares" shall have the meaning ascribed thereto in Section 2.3.1(b).

                   "Indemnified Party" shall have the meaning ascribed thereto in Section 2.7.1.

                  "Initiating Holder" shall have the meaning ascribed thereto in
Section 2.2.1(a).

                  "Independent Director" means a director of the Company who (a) is not (apart from such directorship) (i) an officer, Affiliate, employee, principal stockholder, consultant or partner of any member of the WLG Group, the Caledonia Group or the Istithmar Group or of any entity that was dependent upon any member of the WLG Group, the Caledonia Group or the Istithmar Group for more than five percent (5%) of its revenues or earnings in its most recent fiscal year or (ii) an officer, employee, consultant or partner of the Company or any Affiliate of the Company or an officer, employee, principal stockholder, consultant or partner of an entity that was dependent upon the Company or any Affiliate of the Company for more than five percent (5%) of its revenues or earnings in its most recent fiscal year or (b) is designated by any of WLG, Caledonia, CMS or Istithmar (whether or not such director is independent in accordance with clause (a) above) but with respect to the matter under consideration by the Board, the Group appointing such director does not have an interest (financial or otherwise) that is different than the interest of the Company.

                  "Istithmar Group" means Istithmar, Nakheel Co. LLC, Nakheel Holdings 1 LLC, Nakheel Holdings 2 LLC, Nakheel Holdings 3 LLC and, as of any date, any of their respective Subsidiaries and any Person engaged in investment or commercial activities which is under the authority and control of the current Executive Chairman of Istithmar comparable to the authority and control he exercises over Istithmar as of the date hereof.

                  "Kersaf" means Kersaf Investments Limited, a company incorporated under the laws of the Republic of South Africa.

                  "Kersaf Group" means, as of any date, Kersaf and all of its Affiliates as of such time.

                  "Letter Agreement" shall have the meaning ascribed thereto in the Recitals.

                  "Notice" shall have the meaning ascribed thereto in Section 2.3.1(a)(i).

                  "Permitted Transferee" shall have the meaning ascribed thereto in Section 2.1(c).

                  "Person" means any individual, firm, partnership, company, joint stock company, corporation, partnership, trust, estate, incorporated or unincorporated association, syndicate, joint venture or organization, or any government or any department, agency or other political subdivision thereof, or any other entity, and shall include any successor of any such entity.

                  "Prior Registration Delay" shall have the meaning ascribed thereto in Section 2.2.1(b).

                  "Registrable Securities" shall have the meaning ascribed thereto in Section 2.1(b).

                  "Registration Expenses" shall have the meaning ascribed thereto in Section 2.6.

                  "Securities Act" means the United States Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Securities Exchange Act" means the United States Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

                  "Shares" means (a) the ordinary shares, par value $0.001 per share, of the Company (including any dividends in kind thereon), or (b) any other class of stock resulting from any reclassification, exchange, substitution, combination, stock split or reverse stock split, including in connection with any merger or otherwise, of such ordinary shares.

                   "Standstill Expiration Date" means August 10, 2009.

                  "Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, fifty percent (50%) or more of the equity interests of which) is owned directly or indirectly by such first Person or by another subsidiary of such first Person.

                  "Substantial Part of the Company" means, as of any date, twenty percent (20%) or more of the book value of the consolidated tangible assets of the Company and its Subsidiaries, taken as a whole (without regard to any liabilities of the Company or any of its Subsidiaries), as of the end of its most recent fiscal quarter ending prior to the time the determination is made.

                  "2001 Agreement" means the Registration Rights and Governance Agreement, dated as of July 3, 2001, among the Company, Sun International Investments Limited, WLG, Kersaf Investments Limited, Caledonia, Mangalitsa Limited, CMS, Rosegrove Limited, Royale Resorts Holdings Limited and Sun International Inc, as in effect on the date of this Agreement.

                  "2001 Agreement Holder" shall have the meaning ascribed to the term "Holder" in Section 5.1(c) of the 2001 Agreement.

                  "2001 Agreement Registrable Securities" shall have the meaning ascribed to the term "Registrable Securities" in Section 5.1(b) of the 2001 Agreement.

                  "Underwriter" shall have the meaning ascribed thereto in
Section 2.2.3.

                  "Underwriter Out" means the occurrence of any of the following: (1) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (2) a banking moratorium shall have been declared by federal or state authorities, (3) there shall have been a declaration of a national emergency or war by the United States or (4) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it impracticable or inadvisable to proceed with a public offering.

                  "Underwritten Public Offering" shall mean a sale of securities of the Company to an underwriter or underwriters for re-offering to the public, which shall include customary selling efforts.

                  "WLG" means World Leisure Group Limited, a company incorporated under the laws of the British Virgin Islands.

                   "WLG Group" means, as of any date, WLG and all of its Affiliates as of such time, including Solomon Kerzner and Howard B. Kerzner.

                  SECTION 1.2 Other Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the 2001 Agreement.

                                   ARTICLE II

                               REGISTRATION RIGHTS

                  SECTION 2.1 General; Securities Subject to this Agreement. (a) Grant of Rights. The Company hereby grants registration rights to each Holder (as defined below) upon the terms and subject to the conditions set forth in this Agreement.

                  (b) Registrable Securities. For the purposes of this Agreement, "Registrable Securities" means the Company Shares, the Other Shares and any Shares acquired prior to the Standstill Expiration Date by the Istithmar Group in accordance with the Governance Agreement; provided, however, that Shares shall cease to be Registrable Securities for purposes of this Agreement when a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and all such Registrable Securities have been disposed of pursuant to such effective registration statement.

                  (c) Holders of Registrable Securities. A Person shall be a holder of Registrable Securities (each, a "Holder") whenever such Person is a member of the Istithmar Group (or a Person that has acquired Registrable Securities, directly or indirectly, from a member of the Istithmar Group in accordance with the Governance Agreement (such Person, a "Permitted Transferee")), that (i) owns of record Registrable Securities and (ii) agrees in writing to be bound by the terms of this Article II applicable to the Istithmar Group. For purposes of this Agreement, a Holder shall be entitled to assign its rights hereunder to a Permitted Transferee and such Permitted Transferee shall acquire such rights only if such Permitted Transferee shall have acquired one million (1,000,000) or more Registrable Securities pursuant to one (1) or more transfers made in accordance with the Governance Agreement, and, for the avoidance of doubt, shall include any Person who shall have acquired one million (1,000,000) or more Registrable Securities from a member of the Istithmar Group following the Standstill Expiration Date pursuant to any privately negotiated purchase.

                  (d) If the Company receives conflicting instructions, notices or elections from two (2) or more Persons with respect to the same Registrable Securities, the Company may act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities. The Company shall be entitled to rely upon any instruction received from the authorized representative (the "Authorized Representative") of the Istithmar Group appointed pursuant to Section 3.3. In furtherance of the foregoing Istithmar hereby represents and warrants to the Company that the Authorized Representative, as appointed from time to time, has and shall have the power and authority to make, execute, acknowledge and deliver such notices, requests, instructions, certificates, stock powers and other writing, and in general, to do any and all things and to take any and all actions that such Authorized Representative, in its sole and absolute discretion, may consider necessary, proper or convenient in connection with or to carry out the activities described in this Article II as the agent and attorney-in-fact of any Holder.

                  SECTION 2.2  Demand Registration Rights.

                  SECTION 2.2.1 Demand Registrations. (a) Each Holder shall have the following rights to make written requests (specifying the intended method of disposition) (such Holder, the "Initiating Holder") for registration under the Securities Act (each, a "Demand Registration") of all or part of the Shares which constitute such Initiating Holder's Registrable Securities:

                  (i) with respect to the Company Shares, the Other Shares or any Shares acquired prior to the Standstill Expiration Date by the Istithmar Group in accordance with the Governance Agreement, one (1) or more Demand Registrations, each covering no less than one million (1,000,000) Shares; and

                  (ii) with respect to any Incidental Registration Piggyback Shares requested by a Holder pursuant to Section 2.3.1 to be included in a registered offering but excluded from such registration pursuant to Section 2.3.2(b) solely as a result of the inclusion in such registration of Shares to be sold by any 2001 Agreement Holder, each Holder of such excluded Shares shall have the right to make one (1) Demand Registration in respect of the aggregate number of Incidental Registration Piggyback Shares so excluded from such registration; provided that the request for such Demand Registration must be made no later than the three (3) month anniversary of the first date on which the Company is permitted in accordance with this Agreement, the 2001 Agreement and otherwise to file such registration statement.

                  (b) If at the time of any request to register Registrable Securities pursuant to this Section 2.2.1, the Company is engaged in a registered public offering, intends to file a registration statement solely with respect to the sale of Shares by the Company within forty five (45) days of such time or is engaged in any activity other than the filing of a registration statement which, in the reasonable good faith determination of the Board of Directors, after consultation with outside counsel, would be required to be disclosed under applicable law as a result of such request and would be materially and adversely affected by the requested registration (each, a "Company Event"), then the Company may at its option, within five (5) business days of such request, direct that such request be delayed, (A) in the case the Company is engaged in a registered offering or intends to file such a registration statement, for a reasonable period of time not in excess of the lesser of (x) three (3) months from the date of such request or (y) forty five
(45) days from the effective date of such offering (provided, however, that where such delay is requested by the Company as a result of its intention to file a registration statement within forty five (45) days of such time, the Company may exercise its rights hereunder only to the extent that such registration statement is actually filed by the Company within such forty five
(45) day period) and (B) in the case of any other activity, for a reasonable period of time not in excess of forty five (45) days from the date of such direction by the Company, provided, however, that notwithstanding the foregoing such forty five (45) day period may be extended to the extent that the failure to file such registration statement is the result of the Company not having available financial statements or other information required to be included in such registration statement and the Company has used commercially reasonable efforts to obtain such financial statements or other information as soon as practicable. In the event any Initiating Holder(s) have made a written request to the Company for a Demand Registration and the conditions described in the immediately preceding sentence shall not exist as of the time of such request, such Demand Registration may not be delayed except as a result of the Company becoming involved in any activity other than the filing of a registration statement which, in the reasonable good faith determination of the Board of Directors, after consultation with outside counsel, would be required to be disclosed under applicable law as a result of such Demand Registration and would be materially and adversely affected by the requested registration (and such circumstances shall be deemed to constitute a Company Event for all purposes of this Agreement); provided, however, that such delay shall be made for a reasonable period of time not in excess of forty five (45) days from the date of such direction by the Company, provided, however, that notwithstanding the foregoing such forty five (45) day period may be extended to the extent that the failure to file such registration statement is the result of the Company not having available the financial statements or other information required to be included in such registration statement and the Company has used commercially reasonable efforts to obtain such financial statements or other information as soon as practicable. In addition, the Company shall not be required to file any registration within six (6) months after the effective date of any other registration statement of the Company (the "Prior Registration Delay"). Notwithstanding the foregoing, the Company shall, upon reasonable prior written notice by any Holder, use its commercially reasonable efforts to be prepared to file a registration upon the expiration of such six (6) months.

                  (c) The obligations of the Company to take the actions contemplated by this Section 2.2.1 hereof with respect to an offering of Shares shall be subject to the following conditions and limitations:

                    (i) Each participating Holder shall conform to all applicable requirements of the Securities Act and the Securities Exchange Act with respect to the offering and sale of securities and advise each Underwriter, broker or dealer through which any of the Registrable Securities are offered that the Registrable Securities are part of a distribution that is subject to the prospectus delivery requirements of the Securities Act.

                    (ii) Except if the Initiating Holder(s) pay any incremental costs incurred by the Company, the fulfillment of the Company's obligations in connection with such registration shall not require the Company to prepare audited financial statements not required to be prepared for the Company to comply with its obligations under the Securities Exchange Act as of any date not coincident with the last day of any fiscal year of the Company.

                  SECTION 2.2.2 Effective Demand Registration. Subject to
Section 2.2.1(b) of this Agreement and the Company's obligations under Section 5.4(b) of the 2001 Agreement, the Company shall use reasonable commercial efforts to cause any Demand Registration to become effective not later than ninety (90) days after it receives a request under Section 2.2.1 hereof and to remain effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) one hundred and twenty (120) days; provided, however, that if the Initiating Holder(s) requests the Company to withdraw such registration, other than as the result of a breach by the Company, the Initiating Holder(s) shall promptly pay all of the costs and expenses incurred by the Company in connection with such registration.

                  SECTION 2.2.3 Underwriting Procedures. (a) Selection of Underwriters. The offering of Registrable Securities pursuant to a Demand Registration may be in the form of a firm commitment underwritten offering and the managing underwriter selected for such offering shall be an internationally recognized underwriter jointly selected by, and engaged on terms and conditions mutually satisfactory to, the Company and the Initiating Holder, each acting in good faith (having due regard to the experience and relationship with the Company and the Initiating Holder(s) of the managing underwriter) (the "Underwriter"). Each of the parties agrees and acknowledges that any of Bear Stearns, Citigroup Global Markets, Deutsche Bank, JPMorgan, Lehman Brothers and Merrill Lynch shall, subject to the execution of customary underwriting agreements on commercially reasonable terms therewith, be deemed to satisfy the requirements of the immediately preceding sentence to serve as a managing Underwriter or a member of an underwriting syndicate.

                  (b) Distribution by Underwriters. The managing Underwriter selected for any offering shall enter into an agreement (containing customary indemnification provisions and representations and warranties) with the Company and the Holders whereby the Holders shall direct the underwriters to take reasonable steps to ensure a wide distribution of the underwritten shares in accordance with customary practices and that after giving effect to any such sale, no purchaser (together with its Affiliates) would Beneficially Own four and nine-tenths percent (4.9%) or more of the outstanding Shares of the Company as of such time.

                  SECTION 2.3 Incidental or "Piggy-Back" Registration Rights.

                  SECTION 2.3.1 Demand and Company Registrations.

                  (a) Demand Registrations.

                  (i) Within ten (10) days after receipt of a request for a Demand Registration, the Company shall give written notice (the "Notice") of such request to all the Holders (other than the Initiating Holder(s)). Each of the Holders other than the Initiating Holder(s) shall, subject to the other provisions of this Section 2.3, upon receipt of written request therefor within ten (10) days after the Notice is given (the "Election Period"), have the right to include in such Demand Registration the number of Registrable Securities registrable by such Holder pursuant to Section 2.2.1 of this Agreement as of the time such Notice is made (the "Demand Piggyback Shares").

                  (ii) Registration of the Demand Piggyback Shares requested to be registered by any Holder shall be subject to the following conditions: (A) in respect of a registration relating to any Underwritten Public Offering, (x) compliance with the "cutback" provisions contained in Section 2.3.2, (y) acceptance by such Holder of the timing and terms and conditions of the subject Underwritten Public Offering (as evidenced by each such Holder and, if applicable, any other participating member of the Istithmar Group, becoming a party to the applicable underwriting agreement) and (z) the Underwriter being of the opinion that the sale of Shares by such Holder and, if applicable, any other participating member of the Istithmar Group, would not have a material and adverse effect on the market for the Shares and, if applicable, any other securities issued by the Company.

                    (iii) In the event that the Initiating Holder(s) requests the Company to withdraw a Demand Registration, Holders who shall have elected to register Demand Piggyback Shares as of the date of such withdrawal shall have the right, upon one (1) business day's prior written notice to the Company, to pursue such registration; provided, however, that the requirements of Section 2.2.1 shall otherwise be satisfied.

                  (iv) Subject to the foregoing and Section 2.3.2, (A) the Company shall include in such registration all Registrable Securities that the Company has received written requests for inclusion therein within the Election Period and (B) thereafter, in the case of a Demand Registration, the Company may elect to include in such registration additional Shares issued by the Company. All requests made pursuant to this Section 2.3.1 shall specify the aggregate number of Registrable Securities to be registered. For the avoidance of doubt, no Person other than a Holder or the Company shall have the right to include Shares in any Demand Registration pursuant to Section 2.2.1 of this Agreement, and the Company shall not include Shares of any Person other than a Holder or the Company in any such Demand Registration.

                  (b) Company Registrations. If, at any time from time to time, the Company shall determine to register any of its Shares for sale in an Underwritten Public Offering for its own account (other than a registration relating to (i) a registration of an employee compensation plan or arrangement adopted in the ordinary course of business on Form S-8 (or any successor form) or any dividend reinvestment plan or (ii) a registration of securities on Form F-4 (or any successor form) including, without limitation, in connection with a proposed issuance in exchange for securities or assets of, or in connection with a merger or consolidation with another Person), the Company will promptly give to the Holders written notice thereof, and include in such registration (subject to Section 2.3.2) all the Registrable Securities specified in a written request made by any one or more of the Holders (the "Incidental Registration Piggyback Shares") within ten (10) days after such Holder's receipt of such written notice from the Company ("Incidental Registration"). The right of such Holder to have Registrable Securities included in a registration pursuant to this
         Section 2.3.1 shall be conditioned upon such Holder accepting the timing and terms and conditions of the subject Underwritten Public Offering (as evidenced by each such Holder and, if applicable, any participating member of the Istithmar Group, becoming a party to the applicable underwriting agreement).

                  SECTION 2.3.2 Cutback. (a) If the lead managing Underwriter of an offering covered by Section 2.3.1(a) of this Agreement shall advise the Company on or before the date five (5) days prior to the date then scheduled for such offering that, in its view, the amount of Shares requested to be included in such registration exceeds the amount which can be sold in such offering without having a material and adverse effect on the market for the Shares and, if applicable, any other securities issued by the Company, then the Company will include in such registration:

                  first, any Registrable Securities requested to be registered by any Holders, allocated, if necessary, pro rata among such Holders on the basis of the number of the Shares proposed to be registered at the time; and

                  second, any Shares proposed to be registered by the Company.

                  (b) If the lead managing Underwriter of an offering covered by
Section 2.3.1(b) of this Agreement shall advise the Company on or before the date five (5) days prior to the date then scheduled for such offering that, in its view, the amount of Shares requested to be included in such registration exceeds the amount which can be sold in such offering without having a material and adverse effect on the market for the Shares and, if applicable, any other securities issued by the Company, then the Company will include in such registration:

                  first, any Shares proposed to be registered by the Company;

                  second, any 2001 Agreement Registrable Securities requested to be registered by any 2001 Agreement Holder; and

                  third, any Registrable Securities requested to be registered by any Holders, allocated, if necessary, pro rata among such Holders on the basis of the number of the Shares proposed to be registered at the time.

                  SECTION 2.3.3 Right of Termination. The Company shall have the right to terminate or withdraw any registration initiated by it under Section 2.3.1(b) prior to the effectiveness of such registration whether or not the Holders have elected to include Registrable Securities in such registration. In the event that the Company provides the Holders who shall have elected to participate in such Company registration, notice of its intention to withdraw or terminate such registration, the Holders who shall have elected to register Shares pursuant to the Incidental Registration, shall have the right, upon one
(1) business day's prior written notice to the Company, to pursue such registration as a Demand Registration; provided, however, that (a) the requirements of Section 2.2.1 shall otherwise be satisfied and (b) this right shall be subject to the rights of the 2001 Agreement Holders under Section 5.3.3 of the 2001 Agreement.

                  SECTION 2.4 Provisions Applicable to Demand and Piggy-Back Registrations.

                  SECTION 2.4.1 Expenses. The Company shall pay all Registration Expenses (as defined in Section 2.6 hereof) incurred in connection with any registration pursuant to Section 2.2 or 2.3, unless such registration fails to become effective as a result of the fault of one or more Holders or any member of the Istithmar Group, in which case the Company will not be required to pay the Registration Expenses incurred with respect to the offering of such Holder's or Holders' Registrable Securities, in which case such Registration Expenses shall be paid by the Holder or the member of the Istithmar Group at fault.

                  SECTION 2.4.2 Holdback Agreements. (a) Each Holder agrees not to effect any sale or distribution of any Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the twenty (20) days prior to and ninety (90) day period beginning on the effective date of any Demand Registration or Incidental Registration (except as part of such registration), if and to the extent requested by the Company or any Holder participating in the offering, in the case of a non-Underwritten Public Offering, or if and to the extent requested by the Underwriter, in the case of an Underwritten Public Offering.

                  (b) Restrictions on Public Sale by the Company. The Company agrees not to file any registration statement with respect to any of its Equity Securities (except pursuant to registrations on Form F-4 or S-8 or any successor thereto or registrations of the sale of debt securities that are Convertible Securities), during the period beginning on the effective date of any registration statement in which the Holders of Registrable Securities are participating and ending on the earlier of (i) ninety (90) days after the effective date of such registration statement and (ii) the number of days agreed upon by the managing Underwriter of such registered offering which included such Registrable Securities and the Company.

                  SECTION 2.5  Registration Procedures.

                  In connection with any registration statement filed pursuant to this Agreement, the Company will, as expeditiously as possible:

                  (a) in connection with a request pursuant to this Agreement, prepare and file with the Commission, after receipt of a request to file a registration statement with respect to Registrable Securities, a registration statement on any form for which the Company then qualifies (or which counsel for the Company shall deem appropriate) and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, shall comply in all material respects with the Securities Act and/or the Securities Exchange Act, as the case may be and, if the offering is an Underwritten Public Offering, shall be reasonably satisfactory to the managing Underwriter or Underwriters, and use its commercially reasonable efforts to cause such registration statement to become effective; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (i) furnish to the counsel selected by the Initiating Holder(s), if any, copies of all such documents proposed to be filed, and (ii) notify such counsel and each participating Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                  (b) in connection with a registration pursuant to this Agreement, (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not more than one hundred twenty (120) days (or such shorter period that will terminate when all Registrable Securities covered by such registration statement have been disposed of) and (ii) cause each registration filed with the Commission, as amended or supplemented, to comply with the provisions of the Securities Act, the Securities Exchange Act and the rules and regulations thereunder applicable to it with respect to the disposition of all Shares covered by each registration statement during the applicable period specified herein in accordance with the intended method or methods of distribution;

                  (c) furnish to each participating Holder, without charge, such number of copies of the registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

                  (d) use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any participating Holder or Underwriter reasonably requests in writing and do any and all other acts and things that may be reasonably necessary or advisable to register or qualify for sale in such jurisdictions the Registrable Securities owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) subject itself to taxation in any such jurisdiction, (iii) consent to general service of process in any such jurisdiction or (iv) provide any undertaking required by such other securities or "blue sky" laws or make any change in its charter documents that the Board of Directors of the Company (including a majority of the Company's Independent Directors) determines in good faith to be contrary to the best interest of the Company and its shareholders;

                  (e) use commercially reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the participating Holder(s) or the Underwriters, if any, to consummate the disposition of such Registrable Securities;

                  (f) notify each participating Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the Commission as soon thereafter as practicable, after consultation with the Initiating Holder(s), a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (g) enter into customary agreements (including an underwriting agreement in customary form, if the offering is an Underwritten Public Offering) (which shall include customary (i) indemnification and contribution provisions and representations and warranties and (ii) conditions precedent including the provision of comfort letters and legal opinion to the underwriters) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (h) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission;

                  (i) use commercially reasonable efforts to cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or market, if any, on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

                  (j) subject to the payment of the incremental costs by the Initiating Holder(s) in accordance with Section 2.2.1(c), make available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Sections 11(a) of the Securities Act and Rule 158 thereunder;

                  (k) cooperate and assist in any filings required to be made with the New York Stock Exchange, including in order for the Registrable Securities to be admitted to listing on the New York Stock Exchange;

                  (l) subject to the delivery of confidentiality agreements satisfactory to the Company, make available for inspection by representatives of any Underwriters participating in any disposition pursuant to a registration statement (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the New York Stock Exchange) and any counsel or accountant retained thereby, all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such Persons, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such Underwriter or counsel or accountant in connection with a registration statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Underwriters or their counsel or accountant upon prior reasonable prior written notice to the Company;

                  (m) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement;

                  (n) notify each participating Holder (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the Commission or any state securities authority for post-effective amendments and supplements to a registration statement and prospectus or for additional information after the registration statement has become effective, (iii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) in the case of a registration, if, between the effective date of a registration statement and the closing of any sale of Registrable Securities, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects; and

                  (o) in connection with an Underwritten Public Offering in excess of two million (2,000,000) Shares, use commercially reasonable efforts to commence a road show (and make commercially reasonable efforts to make Howard B. Kerzner or his successor available to participate in such road show) upon notice from the managing Underwriter that, in the opinion of such Underwriter, such selling efforts are advisable.

                  The Company may require each participating Holder and each participating member of the Istithmar Group as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and other matters as may be required to be included in the registration statement.

                  Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (f) of this Section 2.5, such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this Section
2.5 and, if so directed by the Company, such Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder's possession or copies delivered to prospective purchasers, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give any such notice, notwithstanding anything to the contrary contained herein, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including the period referred to in paragraph (b) of this Section 2.5) by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (f) of this Section 2.5 to and including the date when each participating Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (f) of this Section 2.5.

                  SECTION 2.6 Registration Expenses. The Company shall pay all expenses incident to its performance of or compliance with the registration of Registrable Securities to be sold in accordance with this Agreement; provided, however, that the Company shall not pay the costs and expenses of any Holder and each participating member of the Istithmar Group relating to underwriters' commissions and discounts and fees payable to the Commission relating to Registrable Securities to be sold by such Holder and each participating member of the Istithmar Group, brokerage fees, transfer taxes or the fees or expenses of any counsel, accountants or other representatives retained by such Holders and each participating member of the Istithmar Group, individually or in the aggregate. All of the expenses described in this Section 2.6 that are to be paid by the Company are herein called the "Registration Expenses".

                  SECTION 2.7  Indemnification; Contribution.

                  SECTION 2.7.1 Indemnification by the Company. The Company agrees to indemnify to the fullest extent permitted by law, in the case of any registration statement filed pursuant to this Agreement, each participating Holder and each participating member of the Istithmar Group covered by such registration statement, each other Person who participates as an underwriter in the offering or sale of such securities, and each Person, if any, who controls such participating Holder or any such underwriter within the meaning of the Securities Act (each an "Indemnified Party" and collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which such Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact or any omission or alleged omission of a material fact to be stated in any registration statement under which such securities were registered under the Securities Act, prospectus or preliminary prospectus filed by the Company or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus in light of the circumstances under which they were made) not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company; provided, however, that the Company shall not be liable to the extent that any loss, claim, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party expressly for use in the Registration Statement; provided, further, that the Company shall not be liable to any participating Holder or to any participating member of the Istithmar Group (or to any Person who acts as an underwriter in such sale or who controls such seller) to the extent that any loss, claim, or liability arises out of an untrue statement, alleged untrue statement, omission, or alleged omission made in any preliminary prospectus if either (a)(i) such participating Holder failed to send or deliver a copy of the prospectus with or prior to written confirmation of the sale by such participating Holder to the Person asserting the claim, (ii) the prospectus would have corrected such untrue statement, alleged untrue statement, omission or alleged omission and (iii) the Company has furnished such Holder a sufficient number of copies of same in accordance with Section 2.5(c); or (b)(x) such untrue statement, alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the prospectus and (y) having been furnished by or on behalf of the Company with copies of the prospectus as so amended or supplemented, such participating Holder fails to deliver such prospectus as so amended or supplemented, with or prior to the written confirmation of the sale by such participating Holder to the Person asserting the claim.

                  SECTION 2.7.2 Indemnification by Holders. In connection with any registration statement in which a Holder or any member of the Istithmar Group is participating, each such Holder shall furnish to the Company in writing such information with respect to such Holder and any member of the Istithmar Group as is required to be included in such registration statement pursuant to the rules and regulations under the Securities Act and each such Holder agrees to indemnify, to the fullest extent permitted by law, the Company, its officers, directors and agents and each Person, if any, who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, and liabilities resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in any registration statement, prospectus or preliminary prospectus filed by the Company or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission was made in reliance upon and conforms with written information concerning such Holder furnished by such Holder to the Company expressly for use in any such prospectus or preliminary prospectus; provided, however, that the liability of such Holder shall not exceed the net proceeds received by such Holder and the participating member of the Istithmar Group from the sale of its Registrable Securities. Each Holder also shall indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company (but only to the extent that any untrue statement or omission or alleged omission was made in reliance upon and conforms with written information concerning such Holder furnished by such Holder to such underwriter expressly for use in such prospectus or preliminary prospectus); provided, however, that the indemnification of such Holder shall be limited to the net proceeds received by such Holder and the participating members of the Istithmar Group from the sale of its Registrable Securities.

                  SECTION 2.7.3 Contribution. If the indemnification provided for in this Section 2.7 is unavailable to any Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party (and, if the indemnifying party is a Holder, aggregated with the relative fault of the participating members of the Istithmar Group) and Indemnified Parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party or, if applicable, any participating members of the Istithmar Group and Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or, if applicable, any participating member of the Istithmar Group or Indemnified Parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

                  The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.7.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person.

                  SECTION 2.8 Reporting Company Covenant. The Company covenants and agrees that it shall use commercially reasonable efforts to satisfy the listing requirements of the New York Stock Exchange; provided, however, that the foregoing covenant shall terminate upon the consummation of any Business Combination.

                                   ARTICLE III

                                  MISCELLANEOUS

                  SECTION 3.1 Interpretation; Certain Definitions. When a reference is made in this Agreement to a Section or Subsection, such reference shall be to a Section or Subsection of, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein", "hereto", "hereby" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "or" is not exclusive. The word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if". The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented. References to a Person are also to its permitted successors and assigns.

                  SECTION 3.2 Adjustments. References to numbers of Shares and to sums of money contained herein shall be adjusted to account for any reclassification, exchange, combination, substitution, combination, stock split or reverse stock split of the Shares, including in connection with any merger or otherwise.

                  SECTION 3.3 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given (i) when delivered, if delivered in person, (ii) when sent by facsimile (provided the fax is promptly confirmed by telephone confirmation thereof),
(iii) when sent by email (provided the email is promptly confirmed by telephone confirmation thereof) and (iv) two business days following sending by overnight delivery by an internationally recognized overnight courier, in each case, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3.3):

                           if to the Company, to:

                           Kerzner International Limited
                           P.O. Box N-4777
                           Nassau, The Bahamas
                           Attention:  General Counsel
                           Facsimile:  (242) 363-4581
                           Email:  Richard.Levine@kerzner.com

                           with a copy to:

                           Cravath, Swaine & Moore LLP
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           United States of America
                           Attention:  Philip A. Gelston, Esq.
                           Facsimile:  (212) 474-3700
                           Email:  PGelston@cravath.com

                           if to Istithmar, to its Authorized Representative:

                           Istithmar PJSC
                           Emirates Towers, Level 47
                           Sheikh Zayed Road
                           PO Box 17000
                           Dubai, United Arab Emirates
                           Attention:  Chief Executive Officer
                           Facsimile:  +971 4 390 3818
                           Email:  info@istithmar.ae

                           with a copy to:

                           Cleary, Gottlieb, Steen & Hamilton
                           One Liberty Plaza
                           New York, New York  10006
                           Attention: Daniel S. Sternberg, Esq.
                           Facsimile:  (212) 225-3999
                           Email:  DSternberg@cgsh.com

                  SECTION 3.4 Amendments; No Waivers. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed by each of the Company and Istithmar, and, in the case of a waiver, by the party against whom the waiver is to be effective; provided that no such amendment or waiver shall be effective against the Company without the prior approval of a majority of the Company's Independent Directors.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  SECTION 3.5 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. Except as expressly provided herein, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement.

                  SECTION 3.6 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State and, to the extent applicable, the federal securities laws of the United States.

                  SECTION 3.7 Jurisdiction. (a) Each party inter se irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, solely for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties hereto further irrevocably consents, and shall cause each of its Affiliates to irrevocably consent, to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to such party at its address as provided for notices hereunder. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby and thereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  (b) Istithmar confirms that (i) it is not a party to any agreement with the United States of America relating in any way to the immunity of Istithmar from jurisdiction of courts, suit, execution upon a judgment, attachment prior to judgment or in aid of execution upon a judgment or any other legal process and (ii) it is, under the law of Dubai, subject to civil and commercial law with respect to its obligations under this Agreement and has agreed not to assert the defense of immunity, on the grounds of sovereignty or otherwise, in respect of any suit, action or proceeding arising out of or relating to claims under this or the consummation of the transactions contemplated hereby or thereby.

                  SECTION 3.8 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

                  SECTION 3.9 Specific Performance. The parties hereto (and any Person who agrees to be bound hereby pursuant to the terms hereof) acknowledge and agree, and shall cause each of its Affiliates to agree, that their respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, agree that, in the event of a breach or threatened breach by any party (or any of such Persons) of the provisions of this Agreement, in addition to any remedies at law, they shall, respectively, without posting any bond, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available.

                  SECTION 3.10 No Third Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties hereto (and their permitted successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  SECTION 3.11 Termination. The provisions of this Agreement shall terminate as to any Holder upon the date such Holder no longer Beneficially Owns any Registrable Securities.

                  SECTION 3.12 Severability. If any provision of this Agreement or the application of any provision hereof to any party hereto or set of circumstances is held invalid, the remainder of this Agreement and the application of such provision to the other parties hereto or sets of circumstances shall not be affected, unless the provisions held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

                  SECTION 3.13 Entire Agreement; 2001 Agreement. This Agreement, the Company Purchase Agreement, the Governance Agreement, and the Letter Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Notwithstanding any provision herein to the contrary, this Agreement shall not require the Company to take any action or refrain from taking any action if the taking of such action or refraining from taking such action will result in a breach of the 2001 Agreement.

                            [Signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        KERZNER INTERNATIONAL LIMITED

                                        By: /s/ Howard B. Kerzner
                                           -------------------------------------
                                        Name:  Howard B. Kerzner
                                        Title: Chief Executive Officer

                                       ISTITHMAR PJSC

                                        By: /s/ Sultan A. Bin Sulayem
                                           -------------------------------------
                                        Name:  Sultan A. Bin Sulayem
                                        Title: Chairman